EXHIBIT 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE FOURTH AMENDED AND RESTATED ANSYS, INC.
1996 STOCK OPTION AND GRANT PLAN
Name of Optionee:________________________________
No. of Option Shares:_____________________________
Option Exercise Price per Share: $____________________ [FMV on Grant Date]
Grant Date:______________________________
Expiration Date:_________________________________
Pursuant to the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan, as amended through the date hereof (the “Plan”), ANSYS, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Committee (as described in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated, so long as the Optionee remains an employee of the Company or a Subsidiary on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________(___%)	____________
_____________(___%)	____________
_____________(___%)	____________
_____________(___%)	____________
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.Manner of Exercise.
(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may elect to purchase some or all of the Option Shares with respect to which this Stock Option has vested via the Company's dedicated on-line broker, or for Optionees subject to Section 16 of the Act (as described in Section 1 of the Plan), the broker of his or her choice.
(i)Payment of the purchase price for the Option Shares, as well as payment for any applicable taxes withheld by the Company, is coordinated through the Company's dedicated on-line broker, or for Optionees subject to Section 16 of the Act, the broker of his or her choice, and then wired directly to the Company upon settlement.
(ii)The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
(d)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.Termination of Employment. Except as provided in Section 1 hereof, if the Optionee's employment by the Company or its subsidiaries is terminated for any reason or under any circumstances, this Stock Option shall no longer vest or become exercisable with respect to any Option Shares not vested and the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)Termination Due to Death. If the Optionee's employment terminates by reason of the Optionee's death, any portion of this Stock Option exercisable on such date may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.
(b)Termination Due to Disability. If the Optionee's employment terminates by reason of the Optionee's disability (as defined in Section 422(c)(6) of the Code), any portion of this Stock Option exercisable on such date may be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12 month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date that the Optionee's employment terminates by reason of disability shall terminate immediately and be of no further force or effect.
(c)Termination for Cause. If the Optionee's employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean a determination by the Company that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee's duties to the Company.
(d)Other Termination. If the Optionee's employment terminates for any reason other than the Optionee's death, the Optionee's disability or Cause, and unless otherwise determined by the Committee, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of six months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
The Committee's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.Effect of Certain Transactions. In the case of a Transaction (as defined in Section 3 of the Plan), this Stock Option shall be subject to Section 3(c) of the Plan. In addition, notwithstanding anything herein to the contrary, in the event that this Stock Option is assumed in the sole discretion of the parties to a Transaction or is continued by the Company and thereafter remains in effect following such Transaction, then this Stock Option shall be deemed vested and exercisable in full upon the date on which the Optionee's employment is terminated (i) by the Company without Cause, or (ii) by the Optionee due to any adverse modification of the duties, principal employment location or compensation of the Optionee, on or within 18 months after such Transaction.

5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Transferability.
a.Except as set forth in Section 6(b), (i) this Agreement is personal to the Optionee, is non-assignable and, is not transferable by Optionee in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution and (ii) this Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative, beneficiary or legatee. The Optionee may designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company.
b.Notwithstanding anything herein to the contrary and in accordance with Section 14(b) of the Plan, the Optionee may transfer this Stock Option for no consideration or value to his or her immediate family members (as defined in the Plan), to trusts for the benefit of such family members and/or the Optionee, or to partnerships or other legal entities in which such family members and/or the Optionee are the only partners or members (each, a “Permitted Transferee”); provided that such Permitted Transferee executes an acknowledgment in form and substance satisfactory to the Company that such Permitted Transferee meets the foregoing criteria and agrees to be bound by the terms and conditions of this Agreement and the Plan.
7.Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event in accordance with Section 2 hereof. The Company shall have the authority to cause the minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.
8.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.
9.Non-Competition, Non-Solicitation. As additional consideration for the issuance of this Stock Option to the Optionee, the Optionee hereby agrees that, if at anytime during and for a period of one year after the termination of his or her employment with the Company no matter what the cause of that termination, he or she engages for any reason, directly or indirectly, whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or herself or any firm, corporation or other business organization other than the Company and its subsidiaries in any one or more of the following activities:
a.the development, marketing, solicitation, or selling of any product or service that is competitive with the products or services of the Company, or products or services that the Company has under development or that are subject to active planning at any time during Optionee's employment;
b.the use of any of the Company's confidential or proprietary information, copyrights, patents or trade secrets which was acquired by the Optionee as an employee of the Company and its subsidiaries; or
c.any activity for the purpose of inducing, encouraging, or arranging for the employment or engagement by anyone other than the Company and its subsidiaries of any employee, officer, director, agent, consultant, or sales representative of the Company and its subsidiaries or attempt to engage any of them in a manner which would deprive the Company and its subsidiaries of their services or place them in a conflict of interest with the Company and its subsidiaries;
then (i) this Stock Option shall terminate effective on the date on which he or she first engages in such activity, unless terminated sooner by operation of any other term or condition of this Agreement or the Plan, and (ii) all gain resulting from the exercise of all or any portion of this Stock Option shall become immediately due and payable by Optionee to the Company. Optionee acknowledges and agrees that the activities set forth in this Section 9(a)-(c) are adverse to the Company's interests, and that it would be inequitable for Optionee to benefit from the exercise of this Stock Option should Optionee engage in any such activities during or within one year after termination of his or her employment with the Company.
The Optionee may be released from his or her obligations as stated above only if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company and its subsidiaries.

10.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
11.Amendment. Pursuant to Section 18 of the Plan, the Committee may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken that adversely affects the Optionee's rights under this Agreement without the Optionee's consent.
12.Severability. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
13.Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
ANSYS, Inc.
By:_______________________________
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:_______________________
__________________________________
Optionee's Signature
Optionee's name and address:

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